                                KELLER & COMPANY, INC.
                                555 METRO PLACE NORTH
                                      SUITE 524
                                  DUBLIN, OHIO 43017
                                    (614) 766-1426
                                  (614) 766-1459 FAX




August 14, 1996



Re:       Valuation Appraisal of Market Financial Corporation
          The Market Building and Saving Company
          Mt. Healthy, Ohio



          We hereby consent to the use of our firm's name, Keller & Company, Inc., and the reference to our firm as experts in the Application for Approval of Conversion on Form AC to be filed with the Office of Thrift Supervision on or about August 15, 1996, and to the statements with respect to us and the reference to our Valuation Appraisal Report in the Prospectus and in the Form AC and the Form S-1 to be filed with the Securities and Exchange Commission.

Sincerely,

KELLER & COMPANY, INC.




by:      /s/ Michael R. Keller
    ----------------------------
          Michael R. Keller
          President